Exhibit 99

Joint Filer Information

Date of Event Requiring Statement:	August 9, 2006

Issuer Name and Ticker or Trading	NRG Energy, Inc. [NRG]
Symbol:

Designated Filer:	Blackstone Management Associates IV L.L.C.

Other Joint Filers:	Blackstone TG Capital Partners IV L.P.
Blackstone TG Capital Partners IV-B L.P.
Blackstone Capital Partners IV-A L.P.
Blackstone Participation Partnership IV L.P.
Blackstone Family Investment Partnership IV-A L.P.
Peter G. Peterson
Stephen A. Schwarzman

Addresses:	The principal business address of each of the Joint Filers above is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154.

Signatures:

BLACKSTONE TG CAPITAL PARTNERS IV L.P.

	By:	Blackstone Management Associates IV L.L.C., as
General Partner

	By:	/s/ David Foley
		Name:	David Foley
		Title:	Member

BLACKSTONE TG CAPITAL PARTNERS IV-B L.P.

	By:	Blackstone Management Associates IV L.L.C., as
General Partner

	By:	/s/ David Foley
		Name:	David Foley
		Title:	Member

BLACKSTONE CAPITAL PARTNERS IV-A L.P.

	By:	Blackstone Management Associates IV L.L.C., as
General Partner

	By:	/s/ David Foley
		Name:	David Foley
		Title:	Member

BLACKSTONE PARTICIPATION PARTNERSHIP IV L.P.

By:	Blackstone Management Associates IV L.L.C., as
General Partner

By:	/s/ David Foley
	Name:	David Foley
	Title:	Member

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP IV-A L.P.

By:	Blackstone Management Associates IV L.L.C., as
General Partner

By:	/s/ David Foley
	Name:	David Foley
	Title:	Member

BLACKSTONE MANAGEMENT ASSOCIATES IV L.L.C.

By:	/s/ David Foley
	Name:	David Foley
	Title:	Member

/s/ Peter G. Peterson
PETER G. PETERSON

/s/ Stephen A. Schwarzman
STEPHEN A. SCHWARZMAN

Date: August 11, 2006